EXHIBIT 99.1 - PRESS RELEASE

For:              Standard Motor Products, Inc.

From:             Golin/Harris International
                  Marlene Wechselblatt
                  212-373-6000

                  Standard Motor Products, Inc. Contact:
                  James J. Burke, Chief Financial Officer
                  718-392-0200


                  STANDARD MOTOR PRODUCTS, INC. ANNOUNCES

                  FOURTH QUARTER AND FULL YEAR 2003 RESULTS


New York, NY, March 8, 2004......Standard Motor Products, Inc. (NYSE:SMP), an
automotive replacement parts manufacturer and distributor, reported today its financial results for the three months and for the year ended December 31, 2003.

Consolidated net sales for the fourth quarter of 2003 were $162.5 million, compared to consolidated net sales of $107.9 million during the comparable quarter in 2002. Losses from continuing operations for the fourth quarter of 2003 were $5.5 million or 29 cents per diluted share, compared to $8.1 million or 68 cents per diluted share in the fourth quarter of 2002.

Consolidated net sales for 2003 were $678.8 million, compared to consolidated net sales of $598.4 million in 2002. Earnings from continuing operations for 2003 were $224,000 or 1 cent per diluted share, compared to $6.1 million or 51 cents per diluted share in 2002.




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


Commenting on the results, Mr. Lawrence Sills, Standard Motor Products Chairman and Chief Executive Officer, said, "The net sales increase in the fourth quarter of 2003 was related to the previously announced acquisition of Dana Corporation's Engine Management Division (DEM), effective as of June 30, 2003. Net sales generated in the fourth quarter and the second half of 2003 from DEM were $57.2 million and $115.5 million, respectively. Since the fourth quarter has the fewest selling days of any quarter and based on current expectations, we continue to forecast the DEM volume at approximately $250 million annually."

"Our core Engine Management net sales, excluding DEM, were flat in the fourth quarter and down a modest 1.4% for the year. This decline would have been mitigated if we had implemented normal price level increases in 2003, and in early 2004 we have begun implementing price increases. In our Temperature Control business, net sales were down slightly for the fourth quarter and down $35.5 million or 13.9% for the year, the result of the loss of AutoZone's business and the very cool summer season. "

Mr. Sills added, "Our operating margins were negatively impacted in the fourth quarter and year-to-date by the lower margins on the DEM acquisition and certain transition costs while reducing redundancies. Due to our reduced Temperature Control volume for the year, we provided an incremental $2 million inventory reserve in the fourth quarter based on our inventory agings. In addition, selling, general and administrative expenses in 2003 included $4.8 million of integration and restructuring costs for DEM and other SMP facilities."



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Looking forward, Mr. Sills added, "The DEM acquisition in 2003 was strategic and continues to be our primary focus entering 2004. The critical goals we established for a successful integration were to (a) maintain the DEM customer base, (b) reduce excess capacity by closing seven of the nine acquired facilities in a 12 to 18 month timeframe (c) complete the transition for $30-35 million during this period in restructuring and integration costs, and (d) achieve $50-55 million in estimated annual savings. I am pleased to report we are on target for meeting all of these goals. Based on our current expectations, we believe that the benefits from the above savings will materialize as we progress throughout 2004 and the full extent of the anticipated $40-45 million operating profit should be achieved in 2005."

Standard Motor Products will hold a conference call at 11:00 AM Eastern Time, on Monday, March 8, 2004. The dial in number is 800-362-0571 and the ID number is STANDARD. A replay of the call will be available on March 8 through March 15 at 12:00 midnight. The playback number is 888-276-5302 (toll free) and the international number is 402-220-2331.

UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE, AND DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.


                                       ###



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                             STANDARD MOTOR PRODUCTS
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                                December 31,     December 31,
                                                   2003               2002
                                                 --------           --------
Cash                                             $ 19,647           $  9,690
Marketable securities                                --                7,200

Accounts receivable, gross                        180,182            122,526
Allowance for doubtful accounts                     5,009              4,882
                                                 --------           --------
Accounts receivable, net                          175,173            117,644
Inventories                                       254,904            174,785
Other current assets                               19,400             19,041
                                                 --------           --------
Total current assets                              469,124            328,360
                                                 --------           --------

Property, plant and equipment, net                112,549            103,822
Goodwill                                           68,921             16,683
Other assets                                       43,109             41,893
                                                 --------           --------
Total assets                                     $693,703           $490,758
                                                 ========           ========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                                    $ 99,699           $ 79,618
Current portion of long term debt                   3,354              4,108
Accounts payable trade                             58,029             35,744
Accrued customer returns                           24,115             16,341
Restructuring accrual                              16,000               --
Other current liabilities                          74,819             51,866

                                                 --------           --------
Total current liabilities                         276,016            187,677
                                                 --------           --------

Long-term debt                                    114,757             93,191
Accrued asbestos liabilities                       24,426             25,595
Restructuring accrual                              15,615               --
Postretirement & other liabilities                 36,848             30,414
                                                 --------           --------
Total liabilities                                 467,662            336,877
                                                 --------           --------
Total stockholders' equity                        226,041            153,881
                                                 --------           --------
Total liabilities and stockholders' equity       $693,703           $490,758
                                                 ========           ========



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                          STANDARD MOTOR PRODUCTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                      THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                         DECEMBER 31,                       DECEMBER 31,
                                                                   2003               2002             2003               2002
                                                                ------------       ------------     ------------       -----------
NET SALES                                                       $    162,454       $    107,856     $    678,783      $    598,437
COST OF SALES                                                        124,329             78,729          504,011           440,893
                                                                ------------       ------------     ------------      ------------

GROSS PROFIT                                                          38,125             29,127          174,772           157,544
SELLING, GENERAL & ADMINISTRATIVE EXPENSES                            42,584             33,639          158,147           132,476
                                                                ------------       ------------     ------------      ------------
OPERATING INCOME (LOSS)                                               (4,459)            (4,512)          16,625            25,068
OTHER INCOME (EXPENSE), NET                                             (199)             1,462           (1,287)            3,187
INTEREST EXPENSE                                                       3,631              3,367           13,907            14,244
                                                                ------------       ------------     ------------      ------------

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES               (8,289)            (6,417)           1,431            14,011
INCOME TAX EXPENSE                                                    (2,778)             1,670            1,207             7,920
                                                                ------------       ------------     ------------      ------------

EARNINGS (LOSS) FROM CONTINUING OPERATIONS                            (5,511)            (8,087)             224             6,091
LOSS FROM DISCONTINUED OPERATION, NET OF TAX                            (370)              (254)          (1,742)          (18,297)
                                                                ------------       ------------     ------------      ------------

LOSS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                    (5,881)            (8,341)          (1,518)          (12,206)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                      --                 --               --             (18,350)
                                                                ------------       ------------     ------------      ------------
NET LOSS                                                        $     (5,881)      $     (8,341)    $     (1,518)     $    (30,556)
                                                                ============       ============     ============      ============

NET EARNING (LOSS) PER COMMON SHARE:

   BASIC EARNINGS (LOSS) FROM CONTINUING OPERATIONS             $      (0.29)      $      (0.68)    $       0.01      $       0.51
   DISCONTINUED OPERATION                                              (0.02)             (0.02)           (0.11)            (1.54)
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                               --                 --               --               (1.54)
                                                                ------------       ------------     ------------      ------------
   NET LOSS PER COMMON SHARE - BASIC                            $      (0.31)      $      (0.70)    $      (0.10)     $      (2.57)
                                                                ============       ============     ============      ============

   DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS           $      (0.29)      $      (0.68)    $       0.01      $       0.51
   DISCONTINUED OPERATION                                              (0.02)             (0.02)           (0.11)            (1.52)
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                               --                 --               --               (1.53)
                                                                ------------       ------------     ------------      ------------
   NET LOSS PER COMMON SHARE - DILUTED                          $      (0.31)      $      (0.70)    $      (0.10)     $      (2.54)
                                                                ============       ============     ============      ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES                          19,201,608         11,957,009       15,744,930        11,914,968
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND DILUTIVE SHARES      19,201,608         11,957,009       15,793,008        12,008,496



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